Exhibit 99.1
www.HelixESG.com
Helix Efforts to Restore Oil & Gas Production Progressing
Helix Energy Solutions Group (NYSE: HLX) reported that efforts to restore Gulf of Mexico oil and gas production following hurricanes Gustav and Ike are progressing, with a return to pre-hurricane production rates expected by the end of the year, as previously forecasted. As of November 19, 2008, oil and gas production by Helix has increased to approximately 50 percent of its 160 mmcfe/day production levels prior to hurricanes Gustav and Ike, with restoration to pre-storm levels expected by the end of December. This is an increase from the production levels of approximately 30 percent of pre-storm levels reported by Helix in late October.
The Company’s ability to restore production is subject, for the most part, to the repair and restoration of third party pipelines and onshore production facilities. The production required to reach pre-storm rates stands ready as the pipelines reopen. Progress on restoring these pipelines has been made, and continues to be made, but presently one oil and one gas pipeline are offline, and two other gas pipelines are permitting less than maximum throughput.
Based on these production restoration estimates, the Company reiterates its expectation of fourth quarter 2008 production to be in the range of 7.5 to 8.0 bcfe, with a return to 100 percent of pre-storm production levels on or before December 31, and production in the first quarter of 2009 expected to surpass second quarter 2008 levels as a result of incremental production anticipated from the Noonan gas discovery.
Overall, Helix remains focused on generating free cash flow and reducing net debt levels. As production is returned and our major capital projects reach completion, the Company expects to generate free cash flow in 2009.
Helix Energy Solutions, headquartered in Houston, Texas, is an international offshore energy company that provides reservoir development solutions and other contracting services to the energy market as well as to its own oil and gas business unit. Helix’s contracting services segment utilizes its vessels and offshore equipment that when applied with its methodologies reduce finding and development costs and cover the complete lifecycle of an offshore oil and gas field. Helix’s oil and gas segment engages in prospect generation, exploration, development and production activities. Helix operates primarily in the Gulf of Mexico, North Sea, Asia Pacific and Middle East Regions.

This press release contains forward-looking statements that involve risks, uncertainties and assumptions that could cause our results to differ materially from those expressed or implied by such forward-looking statements. All statements, other than statements of historical fact, are statements that could be deemed “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, any projections of revenue, gross margin, expenses, earnings or losses from operations, or other financial items; future production volumes, results of exploration, exploitation, development, acquisition and operations expenditures, and prospective reserve levels of property or wells; any statements of the plans, strategies and objectives of management for future operations; any statement concerning developments, performance or industry rankings; any statements regarding future economic conditions or performance; any statements of expectation or belief; and any statements of assumptions underlying any of the foregoing. The risks, uncertainties and assumptions referred to above include the performance of contracts by suppliers, customers and partners; employee management issues; complexities of global political and economic developments; geologic risks and other risks described from time to time in our reports filed with the Securities and Exchange Commission (“SEC”), including the company’s Annual Report on Form 10-K for the year ending December 31, 2007. We assume no obligation and do not intend to update these forward-looking statements.